SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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    (as permitted by Rule 14a-6(e)(2))
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[ ] Soliciting Material under ss.240.14a-12

                                   Quipp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


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


QUIPP


April 9, 2003


Dear Quipp Shareholder:

I am pleased to enclose a supplement to our proxy statement for Quipp's Annual Meeting of Shareholders to be held on April 29, 2003. The supplement deals with recent actions by the Board of Directors designed to improve our corporate governance.

In addition, please remember that Quipp will hold two meetings on April 29, 2003. You should have already received proxy materials for our Annual Meeting of Shareholders and (if you were a holder of record on March 27, 2003) for our Special Meeting of Shareholders.

In connection with the Annual Meeting of Shareholders, the Board of Directors of Quipp unanimously recommends a vote FOR Ralph M. Branca and Louis D. Kipp, the two nominees for election as directors, and FOR the two other Annual Meeting proposals to (1) amend Quipp's Articles of Incorporation to include procedures regarding special meetings of shareholders, and (2) ratify the appointment of KPMG LLP as independent public accountants to examine Quipp's consolidated financial statements for 2003.

In connection with the Special Meeting of Shareholders, the Board of Directors of Quipp unanimously recommends that you vote AGAINST each of the two Special Meeting proposals to recommend that Quipp's Board of Directors (1) resolve to amend Quipp's Articles of Incorporation to eliminate the classification of the Board of Directors, and (2) amend Quipp's bylaws to provide that each director hold office until the next annual meeting of shareholders.

Your vote is important. If you have not yet submitted your proxy card, we encourage you to complete, sign, date and mail the enclosed proxy card as soon as possible in the envelope provided. If you hold your shares through a bank or broker, you also may be able to vote by telephone or the Internet. Please refer to the enclosed proxy card provided to you for further information.

If you have any questions, or need assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 (toll-free) or (212) 929-5500 (call collect).


Best regards,


/s/ Michael S. Kady

President and Chief Executive Officer,
Quipp, Inc.




        QUIPP, INC. . 4800 N.W. 157 STREET . MIAMI, FLORIDA 33014-6434 .
                   PHONE: (305) 623 8700 . FAX (305) 623-0870

                                   QUIPP, INC.

                                   SUPPLEMENT
                                       TO
             PROXY STATEMENT FOR 2003 ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD APRIL 29, 2003 AT 10:00 A.M.

At a special meeting of Quipp's Board of Directors held on April 3, 2003, the Board approved the following policies designed to improve the corporate governance practices of Quipp:

o Members of the Board of Directors are prohibited from serving as directors of more than two other public companies;

o Quipp will rotate its independent auditing firm at least once every five years;

o At each regularly scheduled meeting of the Board of Directors, the directors must meet outside of the presence of Quipp's Chief Executive Officer or other executive officers;

o The Board of Directors will perform an annual self-performance evaluation; and

o The Board of Directors is expressly authorized to hire its own advisors, including, without limitation, legal counsel.

In addition, Quipp has authorized the preparation of corporate governance guidelines for adoption at a future Board meeting.